UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)       April 1, 2016

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code       (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

In 2011, the Company issued $115 million principal amount of its 3.25% Senior Convertible Notes due 2016 (the “Notes”). $57.5 million principal amount of the Notes were exchanged in 2015 for notes with substantially identical terms other than the maturity date in 2019. The remaining $57.5 million principal amount of the Notes, which contained a conversion rate of 96.3879 shares of common stock per $1,000 principal amount (equivalent to conversion price of approximately $10.37) matured on April 1, 2016.

7,439,000 principal amount of bonds converted into shares of Photronics common stock.

The 7,439,000 principal amount equates to 717,025 shares of Photronics stock. The shares were issued to the shareholders on Friday, April 1, 2016.

Cash in lieu of fractional shares was paid to the bondholders that converted in a total amount equal to $47.82

Cash in the amount of $50,061,000 was paid to the bondholders that did not convert. The cash payment was made on Friday, April 1, 2016.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	April 4, 2016	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

INDEX TO EXHIBITS